EXHIBIT 99.5b


                                       RELIASTAR
SUPPLEMENT TO                          RELIASTAR LIFE INSURANCE COMPANY
VARIABLE ANNUITY APPLICATION           P.O. Box 20, Minneapolis, Minnesota 55440


ALLOCATION OF PREMIUM PAYMENTS: ALLOCATION MUST BE IN WHOLE PERCENTAGE POINTS
                                TOTALING 100%.

a.  [     %] Fixed Account (SFA)               JANUS ASPEN SERIES                     OCC ACCUMULATION TRUST

                                               l.  [     %] Aggressive Growth         x.  [     %] Equity
THE ALGER AMERICAN FUND                                     Portfolio (JAG)                        Portfolio (OEP)

b.  [     %] Alger American Growth             m.  [     %] Growth                    y.  [     %] Global Equity
             Portfolio (AGR)                                Portfolio (JGP)                        Portfolio (OGE)

c.  [     %] Alger American Midcap             n.  [     %] International Growth      z.  [     %] Managed
             Growth Portfolio (AMG)                         Portfolio (JIG)                        Portfolio (OMP)

d.  [     %] Alger American Small              o.  [     %] Worldwide Growth          aa. [     %] Small Cap
             Capitalization Portfolio (ASC)                 Portfolio (JWG)                        Portfolio (OSC)

FIDELITY VARIABLE INSURANCE                    NEUBERGER BERMAN ADVISERS              PUTNAM VARIABLE TRUST
PRODUCTS FUNDS                                 MANAGEMENT TRUST
                                                                                      bb. [     %] Putnam VT Growth &
e.  [     %] VIP Equity Income                 p.  [     %] Limited Maturity Bond                  Income Fund (PGI)
             Portfolio (FEI)                                Portfolio (NLM)
                                                                                      cc. [     %] Putnam VT New
f.  [     %] VIP Growth                        q.  [     %] Partners                               Opportunities Fund (PNO)
             Portfolio (FGP)                                Portfolio (NPP)
                                                                                      dd. [     %] Putnam VT Voyager
g.  [     %] VIP High Income                   r.  [     %] Socially Responsive                    Fund (PVY)
             Portfolio (FHI)                                Portfolio (NSR)
                                                                                      OTHER INVESTMENT COMPANIES/FUNDS
h.  [     %] VIP Money Market                  NORTHSTAR GALAXY TRUST
             Portfolio (FMM)                                                          SPECIFY BOTH THE INVESTMENT COMPANY
                                               s.  [     %] Emerging Growth           AND FUND NAMES.
FIDELITY VARIABLE INSURANCE                                 Portfolio (NIG)
PRODUCTS FUNDS II                                                                     ee. [     %] ________________________
                                               t.  [     %] Growth + Value
i.  [     %] VIP II Contrafund                              Portfolio (NGF)           ff. [     %] ________________________
             Portfolio (FCF)
                                               u.  [     %] High Yield Bond           gg. [     %] ________________________
j.  [     %] VIP II Index 500                               Portfolio (NHY)
             Portfolio (FIN)                                                          hh. [     %] ________________________
                                               v.  [     %] International Value
k.  [     %] VIP II Investment Grade                        Portfolio (NIV)
             Bond Portfolio (FIG)
                                               w.  [     %] Research Enhanced
                                                            Index Portfolio (NMS)

We will allocate all future payments as shown above. You may change this allocation by giving us written notice.

We reserve the right to limit your participation to a total of seventeen Sub-Account funds over the lifetime of your Contract. Upon participation in the seventeenth Sub-Account fund, you would be able to allocate premiums to and transfer within the seventeen Sub-Account funds already used and which are still available, but could not participate in any other Sub-Account funds.

I understand and agree that this supplement is part of my application for a variable annuity and will be considered part of my Contract with ReliaStar Life Insurance Company.

Date         Signature of Agent             Signature of Proposed Contract Owner

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